UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) HSN, Inc., a Delaware corporation (the “Company”), held its annual meeting of shareholders on May 19, 2015.

(b) The matters on which the shareholders voted, in person or by proxy, were (i) to elect ten directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2015. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

William Costello	49,232,381	90,839	1,982,126
James M. Follo	49,280,376	42,844	1,982,126
Mindy Grossman	49,281,694	41,526	1,982,126
Stephanie Kugelman	49,280,944	42,276	1,982,126
Arthur C. Martinez	49,065,277	257,943	1,982,126
Thomas J. McInerney	49,193,991	129,229	1,982,126
John B. (Jay) Morse, Jr.	49,279,680	43,540	1,982,126
Matthew E. Rubel	49,243,078	80,142	1,982,126
Ann Sarnoff	49,163,684	159,536	1,982,126
Courtnee Ulrich	49,231,083	92,137	1,982,126

Each of the director nominees was elected to hold office for a one-year term ending on the next succeeding annual meeting of shareholders.

Proposal 2 – Ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
51,282,421	20,583	2,382	0

The shareholders approved Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HSN, INC.

Dated: May 19, 2015

	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

3